EX – 99.(i)(4)

October 31, 2003

Kramer Levin Naftalis & Frankel LLP

919 Third Avenue

New York, New York 10022

Re:	Mercantile Funds, Inc.

Ladies and Gentlemen:

We have acted as special Maryland counsel to Mercantile Funds, Inc., a Maryland corporation (the “Company”), in connection with the Company’s filing of its Post-Effective Amendments Nos. 33 and 34 to its Registration Statement on Form N-1A, Securities Act File No. 33-27491; 1940 Act Registration No. 811-5782 (the “Registration Statement”), and the Company’s future issuance of shares of the various classes and series that it offers as set forth on Schedule 1 hereto (each such class and series, a “Class” and, collectively, the “Shares”).

We have reviewed the Company’s Charter and Bylaws. We have examined the Prospectuses and Statement of Additional Information (the “SAI”) included in the Registration Statement, substantially in the form in which it is to become effective (the Prospectuses and the SAI, collectively, the “Prospectuses”). We have further examined and relied on a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

We have also examined and relied on such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that:

1. The Company has been duly organized and is validly existing and in good standing as a Maryland corporation. Each of the Classes of Shares of the Company set forth on Schedule 1 is a validly existing Class of the Company’s Common Stock, par value $.001 per share.

2. To the extent of the respective number of Shares of each Class authorized to be issued by the Company in its Charter, the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when hereafter sold, issued and paid for at their respective net asset values as contemplated in the Prospectuses, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

This letter expresses our opinion with respect to Maryland law. However, it does not extend to the securities or “blue sky” laws of Maryland. We express no opinion with respect to federal securities laws or other laws of the United States, nor to the laws of any other jurisdiction.

You may rely on our foregoing opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or for any other purpose without our prior written consent. This opinion is rendered as of the date hereof. We assume no obligation to supplement or update this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933 and the regulations thereunder.

Very truly yours,

Venable LLP

SCHEDULE 1

SCHEDULE OF CLASSES AND SERIES

Classification*	Portfolios Marketed As:
Class A	Prime Money Market Fund
Class A – Special Series 1
Class A – Special Series 2
Class A – Special Series 3
Class B	Government Money Market Fund
Class B – Special Series 1
Class B – Special Series 2
Class B – Special Series 3
Class C	Tax-Exempt Money Market Fund
Class C – Special Series 1
Class C – Special Series 2
Class C – Special Series 3
Class E	Growth & Income Fund (formerly, Value Equity Fund)
Class E – Special Series 1
Class E – Special Series 2
Class E – Special Series 3
Class F	Limited Maturity Bond Fund (formerly, Intermediate Fixed Income Fund)
Class F – Special Series 1
Class F – Special Series 2
Class F – Special Series 3
Class G	Maryland Tax-Exempt Bond Fund
Class G – Special Series 1
Class G – Special Series 2
Class G – Special Series 3
Class H	International Equity Fund
Class H – Special Series 1
Class H – Special Series 2
Class H – Special Series 3
Class J	Diversified Real Estate Fund
Class J – Special Series 1
Class J – Special Series 2
Class J – Special Series 3
Class K	National Tax-Exempt Bond Fund
Class K – Special Series 1
Class K – Special Series 2
Class K – Special Series 3
Class L	Total Return Bond Fund
Class L – Special Series 1
Class L – Special Series 2
Class L – Special Series 3
Class M	Equity Growth Fund
Class M – Special Series 1
Class M – Special Series 2
Class M – Special Series 3
Class N	Equity Income Fund
Class N – Special Series 1
Class N – Special Series 2

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Classification*	Portfolios Marketed As:
Class N – Special Series 3
Class O	Intermediate Tax-Exempt Bond Fund
Class O – Special Series 1
Class O – Special Series 2
Class O – Special Series 3
Class P	Capital Opportunities Fund (formerly, Small Cap Equity Fund)
Class P – Special Series 1
Class P – Special Series 2
Class P – Special Series 3
Class Q	Low Duration Bond Fund
Class Q – Special Series 1
Class Q – Special Series 2
Class Q – Special Series 3

*	For marketing purposes, lettered Class Shares without further designations are called “Institutional Shares,” Special Series 1 shares are called “Class A Shares,” Special Series 2 shares are called “Class B Shares,” and Special Series 3 shares are called “Class C Shares.”

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